Sandy Spring Bancorp and CN Bancorp, Inc. of Glen Burnie, MD

Announce Definitive Merger Agreement

$44.1 Million Acquisition of County National Bank

expands Sandy Spring Bancorp’s Footprint in Anne Arundel County

OLNEY, MD and GLEN BURNIE, MD (December 14, 2006) --- Sandy Spring Bancorp (Nasdaq: SASR) and CN Bancorp, Inc. (OTC Bulletin Board: CNBE) today announced execution of a definitive merger agreement for Sandy Spring to acquire CN Bancorp and its subsidiary, County National Bank in a transaction currently valued at approximately $44.1 million in stock and cash. Sandy Spring’s acquisition of County National Bank will add approximately $151 million in total assets, $97.4 million in net loans, $129.4 million in total deposits, 4 full service branches located in the Maryland communities of Glen Burnie, Pasadena, Odenton and Millersville as well as an administrative center located in Glen Burnie.

Under the terms of the agreement, CN Bancorp will merge into Sandy Spring Bancorp and as a result Sandy Spring would acquire all of the shares of CN Bancorp common stock for a combination of 50%-60% in Sandy Spring common stock and 40%-50% in cash. The stock consideration will be at a fixed exchange ratio of 0.6657 Sandy Spring shares for each CN Bancorp share and the cash consideration will be $25.00 per share. The transaction, which has been approved by both CN Bancorp’s and Sandy Spring’s boards of directors, is expected to close in the 2nd quarter of 2007, pending regulatory approvals and the approval of CN Bancorp shareholders. CN Bancorp shareholders will be permitted to elect Sandy Spring common stock or cash, or a combination of each; subject to proration procedures to preserve a 50%-60% stock consideration and 40%-50% cash consideration mix. The stock portion of the consideration to CN Bancorp shareholders is intended to qualify as a tax-free transaction. The transaction is expected to be accretive to Sandy Spring in the first full year following the closing of the transaction. Immediately following the merger of CN Bancorp and Sandy Spring Bancorp, County National Bank will be merged into Sandy Spring Bank.

“The Anne Arundel County market south of Baltimore is a highly attractive portion of the corridor between Baltimore and Washington, and we welcome the opportunity to expand our existing presence there,” said Hunter R. Hollar, President and Chief Executive Officer of Sandy Spring Bancorp. “The County National network will augment Sandy Spring’s four facilities in Anne Arundel’s Annapolis area to create a stronger delivery infrastructure along the major transportation route between Baltimore and Annapolis. We intend to capitalize on the strong local-market name and recognition of County National by retaining its brand and operating the organization as a division of Sandy Spring Bank.”

Hollar noted that consistent with Sandy Spring’s ongoing criteria for new acquisitions, the two companies have a similar culture for customer service and lending, and County National is well capitalized with a favorable efficiency ratio and outstanding historic asset quality. The transaction is expected to result in the reduction of approximately 25% in operating expenses through the elimination of administrative and operational redundancies.

“We are pleased to join County National Bank with Sandy Spring Bank,” said Jan W. Clark, Chairman and Chief Executive Officer of CN Bancorp. “Combining our organization with Sandy Spring substantially widens our array of services and support, which will result in considerable new value to our shareholders, customers and employees.”

Upon completion of the acquisition, County National will become a newly-formed division of Sandy Spring Bank and will initially operate under the County brand. Mr. Clark will lead the division as its president. John G. Warner will also continue employment as a senior officer with the division. Both Mr. Clark and Mr. Warner have entered into employment agreements with Sandy Spring effective as of the closing date of the transaction.

The transaction is subject to, and requires the approval of, CN Bancorp shareholders as well as banking and other regulators. Shareholders of CN Bancorp holding approximately 35% of the outstanding shares of CN Bancorp have committed to vote in favor of the transaction.

Robert W. Baird & Co. Incorporated acted as financial advisor to Sandy Spring and Dickstein Shapiro LLP acted as Sandy Spring legal counsel. Sandler O’Neill & Partners, L.P. acted as financial advisor to CN Bancorp and Kennedy & Baris, LLP acted as its legal counsel.

About Sandy Spring Bancorp and CN Bancorp

With $2.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company, and West Financial Services, Inc. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland and the oldest independent banking institution in the state. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 32 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland. Through its subsidiaries, Sandy Spring also offers a comprehensive menu of leasing, insurance and investment management services.

County National Bank is a full-service institution headquartered in Glen Burnie, Maryland and offers loan, deposit and investment services to businesses, professionals, and consumers in Maryland. CN Bancorp was incorporated in January 1996 under the laws of the State of Maryland to serve as a bank holding company and financial holding company and formed County National Bank as a wholly owned subsidiary. CN Bancorp is registered as a bank holding company and County National Bank is chartered as a national bank. County National Bank opened on December 19, 1996.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements include, but are not limited to, statements about (i) the benefits of the mergers between CN Bancorp and Sandy Spring Bancorp and between County National Bank and Sandy Spring Bank, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from such mergers; (ii) Sandy Spring Bancorp’s and CN Bancorp’s plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the respective managements of Sandy Spring Bancorp and CN Bancorp and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sandy Spring Bancorp and CN Bancorp and their respective subsidiaries may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the mergers may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the mergers, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the mergers may not be obtained or may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of CN Bancorp may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sandy Spring Bancorp’s and CN Bancorp’s markets could adversely affect operations; (10) an economic slowdown could adversely affect credit quality and loan originations; and (11) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on the businesses of Sandy Spring Bancorp and CN Bancorp and/or the economy. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Sandy Spring Bancorp, and in the reports (such as Annual Reports on Form 10-KSB, Quarterly Reports 10-QSB and Current Reports on Form 8-K) filed by CN Bancorp with the U. S. Securities and Exchange Commission and available on the SEC’s Web site at http://www.sec.gov. Sandy Spring Bancorp and CN Bancorp caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sandy Spring Bancorp and CN Bancorp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sandy Spring Bancorp and CN Bancorp do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

Sandy Spring Bancorp, Inc. will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (http://www.sec.gov). In addition, documents filed with the SEC by Sandy Spring Bancorp, Inc. will be available free of charge from Shareholder Relations at 301/570-8338.

The directors, executive officers, and certain other members of management and employees of CN Bancorp are participants in the solicitation of proxies in favor of the merger from the shareholders of CN Bancorp. Information about the directors and executive officers of CN Bancorp is set forth in CN Bancorp’s Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the SEC on February 28, 2006.

Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.